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                                                                  EXHIBIT 11.2

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF DILUTED EARNINGS PER SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)
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                                                            Thirteen
                                                           Weeks Ended
                                                  ---------------------------
                                                     March 27,      March 28,
                                                        1999            1998
                                                  ---------------------------

Income from continuing operations                 $      7,475   $      4,929
Discontinued operations, net of income taxes                             (437)
                                                  ------------   ------------
Net income                                        $      7,475   $      4,492
                                                  ============   ============






Average number of common shares
    outstanding                                         10,368         11,686

  Plus: Incremental shares from
    assumed exercise of stock
    options                                                123             60
                                                  ------------   ------------
Average number of common shares
    and common share equivalents
    outstanding                                         10,491         11,746
                                                  ============   ============

Diluted earnings (loss) per share:
  Income from continuing operations               $       0.71   $       0.42
  Loss from discontinued operations                                     (0.04)
                                                  ------------   ------------
Diluted earnings per share                        $       0.71   $       0.38
                                                  ============   ============

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